As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Avid Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04−2977748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Avid Technology Park, One Park West Tewksbury, Massachusetts	01876
(Address of Principal Executive Offices)	(Zip Code)

Nonstatutory Stock Option Agreement with Gary G. Greenfield

Restricted Stock Agreement with Gary G. Greenfield

Nonstatutory Stock Option Agreement with Kenneth A. Sexton

Restricted Stock Unit Award with Kenneth A. Sexton

(Full Title of the Plan)

Gary G. Greenfield

Chairman of the Board and Chief Executive Officer

Avid Technology, Inc.

Avid Technology Park, One Park West

Tewksbury, Massachusetts 01876

(Name and Address of Agent for Service)

(978) 640-6789

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share(2)(3)	725,000 shares	$25.42(4)	$18,429,500(4)	$725
Common Stock, $0.01 par value per share(2)(5)	100,000 shares	$23.20(6)	$2,320,000(6)	$92
Common Stock, $0.01 par value per share(2)(7)	260,000 shares	$26.15(4)	$6,799,000(4)	$268
Common Stock, $0.01 par value per share(2)(8)	50,000 shares	$23.20(6)	$1,160,000(6)	$46

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of shares of common stock issued or issuable pursuant to inducement equity awards made pursuant to an exemption from NASDAQ’s shareholder approval requirements under Section 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

(3)	Consists of shares of common stock issuable under an individual Nonstatutory Stock Option Agreement, dated December 19, 2007, issued by the registrant to Gary G. Greenfield.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the fixed exercise price of the applicable stock options.
(5)	Consists of shares of restricted common stock issued under an individual Restricted Stock Agreement, dated December 19, 2007, issued by the registrant to Mr. Greenfield.
(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on February 25, 2008.

(7)	Consists of shares of common stock issuable under an individual Nonstatutory Stock Option Agreement, dated January 28, 2008, issued by the registrant to Kenneth A. Sexton.
(8)	Consists of shares of common stock issuable under an individual Restricted Stock Unit Award, dated January 28, 2008, issued by the registrant to Mr. Sexton.

EXPLANATORY NOTE

Avid Technology, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of its common stock, $0.01 par value per share. This registration statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used by (i) Gary G. Greenfield for reoffers and resales on a continuous or delayed basis in the future of up to 100,000 shares of common stock previously issued to him as an inducement award under a restricted stock agreement and (ii) Kenneth A. Sexton for reoffers and resales on a continuous or delayed basis in the future of up to 50,000 shares of common stock issuable pursuant to restricted stock units previously granted to him as an inducement award.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by Item 1 is included in documents sent or given to Mr. Greenfield and Mr. Sexton, the two participants in the inducement equity awards covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to Mr. Greenfield and Mr. Sexton, the two participants in the inducement equity awards covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

I-1

REOFFER PROSPECTUS

Avid Technology, Inc.

Avid Technology Park, One Park West

Tewksbury, Massachusetts 01876

(978) 640-6789

150,000 Shares of Common Stock

The executive officers named in this prospectus (each, a “Selling Stockholder”) may offer and sell, from time to time, for their own accounts up to an aggregate of 150,000 shares of our common stock, $0.01 par value per share, issued or issuable pursuant to inducement equity awards. We will not receive any proceeds from any sale of the shares pursuant to this reoffer prospectus. The Selling Stockholders acquired the shares pursuant to employee benefit plans as defined in Rule 405 under Regulation C of the Securities Act of 1933, as amended, and the Selling Stockholders may resell all, a portion, or none of the shares from time to time.

The shares are “restricted securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder who sells shares of common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should read this reoffer prospectus and any accompanying prospectus supplement carefully before you make your investment decision. The sales may occur in transactions on the NASDAQ Global Select Market at prevailing market prices or in negotiated transactions. We will not receive any proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that stockholder.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “AVID.” The last reported sale price of our common stock on the NASDAQ Global Select Market on February 28, 2008 was $24.27 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is February 29, 2008.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
DOCUMENTS INCORPORATED BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
AVID TECHNOLOGY, INC.	2
RISK FACTORS	3
USE OF PROCEEDS	11
SELLING STOCKHOLDERS	11
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13

- i -

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at www.sec.gov.

This reoffer prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this reoffer prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site. Any statements made in this reoffer prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this reoffer prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this reoffer prospectus. Information contained in this reoffer prospectus and information that we file with the SEC in the future and incorporate by reference in this reoffer prospectus automatically updates and supersedes previously filed information. We are incorporating by reference (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) our annual report on Form 10-K for the fiscal year ended December 31, 2007.

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of those documents. A statement contained in a document incorporated by reference into this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus, any prospectus supplement or in any other subsequently filed document that is also incorporated in this reoffer prospectus modifies or replaces that statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We make available free of charge on our website, www.avid.com, copies of our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and all amendments to those reports as soon as practicable after that material is filed with the SEC. Additionally, we will provide paper copies of all of these filings free of charge upon request to Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, MA 01876, Attention: Corporate Secretary.

You should only rely on the information included or incorporated by reference in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are statements other than statements of historical facts. Words such as “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in forward-looking statements. There are a number of factors that could cause actual events or results to differ materially from those indicated or implied by such forward-looking statements, many of which are beyond our control, including the risk factors discussed below. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof or, in the case of statements incorporated by reference, as of the date of the document incorporated by reference. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise, except as required by law.

AVID TECHNOLOGY, INC.

We develop, market, sell and support a wide range of software and hardware products for the production, management and distribution of digital media content. Our products empower users, from the home hobbyist to film studios and media-production companies, to realize their creative vision, whether they aspire to edit blockbuster feature films, write and record hit songs, or design animated characters for games or movies. Our technology also improves customer workflows by enabling collaboration, streamlining processes and securely managing digital assets and allows users to distribute media over multiple platforms, including airwaves, cable and the Internet.

In order to serve the needs of our customers, we are organized into strategic business units that reflect the principal markets into which our products are sold: Professional Video, Audio and Consumer Video. These business units also reflect our reportable segments and collectively encompass seven brands: Avid Video, Digidesign, M-Audio, Pinnacle, Sibelius, Softimage and Sundance Digital. The following is an overview of the business units and the markets they serve.

Professional Video. This business unit offers innovative solutions including video- and film-editing systems, integrated storage, workflow and asset management tools, 3D and special-effects software and a comprehensive range of services, from product support and training to consultancy and managed services. We market these solutions under the brand names Avid Video, Softimage and Sundance Digital to a broad range of professional users, broadcast and cable companies, corporations, governmental entities and educational institutions. Professional users include production and post-production companies that produce feature films, music videos, commercials, entertainment programs, documentaries and industrial videos, as well as professional animators, video-game developers and film studios. Our broadcast and cable customers include national and international broadcasters, such as the National Broadcasting Company, Reuters, CBS News, Fox Television, the British Broadcasting Corporation, DirectTV and Comcast networks including E!, the Golf Channel and Versus, as well as network affiliates, local independent television stations, web news providers and local and regional cable operators.

Audio. Under the Digidesign, M-Audio and Sibelius brand names, this business unit offers solutions for audio creation, mixing, post-production, collaboration, distribution and scoring to a range of users from home studio novices to award-winning, multi-platinum recording artists. We also sell our solutions to professional music studios, project studios, film and television production and post-production facilities, television and radio broadcasters, “new media” production studios (for example, creators of DVD and web content), performance venues, corporations, governmental entities and educational institutions. Customers use our audio products and solutions for a wide variety of tasks in both studio and live environments, including recording, editing, mixing, processing, mastering, composing and performing.

Consumer Video. This business unit markets, under the Pinnacle brand name, video-editing and digital lifestyle products to the home user who wants to create, edit, share, publish and view video content easily, creatively and effectively. This segment’s two vertical markets consist of home video editing and TV-over-PC viewing. The home video-editing market includes novice and advanced home video editors, as well as corporations, governmental entities and educational institutions. Our home video-editing solutions are used by more than 10 million customers who want to edit, enhance and preserve their videos and share those videos on DVD or over the Internet. The TV-over-PC viewing market includes virtually any consumer who wants to watch and record television programming on a personal computer. With the emergence of digital television, we are now selling approximately one million TV-over-PC viewing solutions a year.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information included in this reoffer prospectus before making an investment decision regarding our common stock. If any of the following risks actually occurs, our business, financial condition or operating results would likely suffer, possibly materially, the trading price of our common stock could decline, and you could lose part or all of your investment.

Our revenues and operating results depend on several variables and may fluctuate from period to period.

Our revenues and operating results depend on several variables, which include, but are not limited to:

•	size, timing and volume of significant orders and shipments;
•	mix of products and services sold;
•	our ability to recognize revenues from large solution-based sales;
•	length of sales cycles and associated costs;
•	global macroeconomic conditions;
•	timing and acceptance of new product introductions by us and our competitors;
•	competitive pressure on product pricing;
•	remedial costs and reputational harm associated with product defects or errors;
•	price discounts and sales promotions;

•	cost and proportion of third-party technology or components incorporated into or bundled with products sold;
•	reliance on third-party reseller and distribution channels;
•	changes in operating expenses;
•	seasonal factors, such as higher consumer demand at year-end;
•	changes in foreign currency exchange rates; and
•	price protections and provisions for inventory obsolescence extended to resellers and distributors.

The occurrence and relationship of these variables may cause our revenues and operating results to fluctuate from period to period. As a result, period-to-period comparisons of our revenues and operating results may not provide a good indication of our future performance.

Our success depends in part on our ability to adapt to dynamic market demand and continued customer acceptance of our products.

The markets in which we operate are dynamic and rapidly evolving. We continuously develop new products, as well as strategically upgrade or enhance our existing products, in an attempt to capitalize on market trends. Any new or upgraded product may require months or years of development prior to its actual introduction and may involve substantial investments of resources. Development can be a complex and uncertain process, and we may experience design, manufacturing or other difficulties that delay or prevent the introduction of products or result in even greater resource outlays. Additionally, we may fail to predict market trends correctly, fall short of customer expectations or encounter product quality issues, in which case our new or upgraded product introductions may fail. New or upgraded product introductions may also have a negative impact on the market for our existing products.

The markets in which we operate are highly competitive, and our competitors may be able to draw upon a greater depth and breadth of resources than those which are available to us.

We operate in highly competitive markets characterized by pressure to expand feature sets and functionality, accelerate new product releases and reduce prices. Some markets, including many of the consumer markets in which we compete, also have limited barriers to entry. Customers consider many factors when evaluating our products relative to those of our competitors, including reliability, performance, ease of use, feature sets, functionality, reputation, training and support, and we may not compare favorably against our competitors in all cases. Some of our current and potential competitors have longer operating histories, greater brand recognition and substantially greater financial, technical, marketing, distribution and support resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in market demand, devote greater resources to the development, marketing and sale of their products, or price their products more aggressively than we can. The superior resources of these competitors may also allow them to realize economies of scale or other cost-saving advantages that allow them to price their products aggressively relative to our products, in which case our product sales may decline and our revenues and operating results may suffer.

Competition for technical and management personnel is intense in our industry, and our business may suffer if we are unable to attract or retain key personnel.

Our success depends in part upon our ability to attract and retain talented and dedicated personnel, including members of our management team and employees in key technical positions. Competition for managerial and technical talent in the markets and geographic areas in which we operate is intense and turnover rates can be high. Our compensation, incentive and development practices may be inadequate for purposes of retaining personnel or attracting needed talent. Additionally, companies with which we compete for talent may offer potential recruits a more dynamic work environment or greater opportunity to work with, or train on, cutting-edge technology than we are able to offer. In the past, we have relied on stock option grants as one mechanism for recruiting and retaining highly skilled talent, however, a decline in the market price for our common stock may cause stock options that we have issued to be of little or no value. If we fail to provide adequate compensation and incentives, we may be unable to compete successfully for talented and dedicated employees and our business may suffer.

Our Avid 20|20 initiatives, focusing on operational efficiency and strategic analysis and improvements, may not achieve their intended results.

Through a collaborative review process, referred to as Avid 20|20, we identified a number of potential initiatives that focus on operational efficiency and strategic analysis and improvements. We have undertaken, or plan to undertake, many of these initiatives. Pursuit of these initiatives may divert management’s time and attention from day-to-day operational matters and may require significant investment. We cannot be certain that these initiatives will achieve improved operational efficiency or other intended results. Additionally, these initiatives may be misplaced or insufficient for purposes of positioning us for future growth, in which case our long-term competitive position may suffer.

We may have difficulty accurately forecasting quarterly revenues and operating results.

We have in the past had, and may in the future have, difficulty accurately forecasting quarterly revenues and operating results due, in part, to an historically high concentration of sales activity near quarter-end. Additionally, many of our larger enterprise or solution sales include complex customer acceptance terms that may delay, or make difficult to predict the timing of, revenue recognition. If any of our quarterly forecasts of revenues or operating results proves to be inaccurate, we may fail to meet the expectations of investors and securities analysts, and the market price of our common stock may decline.

Potential acquisitions could be difficult to integrate, divert the attention of key personnel, disrupt our business, dilute stockholder value and impair our financial results.

As part of our business strategy, we periodically acquire companies, technologies and products that we believe can improve our ability to compete in our existing markets or allow us to enter new markets. The potential risks associated with any acquisition include, but are not limited to:

•	difficulty in assimilating the operations, policies and personnel of the acquired company;
•	failure to realize anticipated returns on investment, cost savings and synergies;
•	possibility of incurring impairment charges related to goodwill and other intangible assets;
•	unidentified issues not discovered in due diligence, which may include product quality issues or legal contingencies;

•	diversion of management’s time and attention;
•	potential dilution to existing stockholders, if we issue common stock or other equity rights in the acquisition;
•	potential loss of key employees of the acquired company;
•	difficulty in complying with a variety of foreign laws and regulations, if so required;
•	impairment of relationships with customers or suppliers; and
•	possibility of contingent payments or earn-outs.

Acquisitions often involve significant transaction-related costs, including potential hidden costs that we may not fully appreciate, and could cause disruption to our normal operations. In the future, in addition to acquisitions, we may also make debt or equity investments, and we may fail to realize anticipated returns on such investments.

Our Professional Video customers are increasingly demanding comprehensive product and service solutions from single vendors, which we may be unable to provide or successfully implement.

Our Professional Video customers are increasingly demanding comprehensive product and service solutions from single vendors, as opposed to discrete point product and service purchases from multiple vendors. This trend is being driven to a significant degree by media and broadcast organizations converting entire systems from analog, or tape-based, processes to digital formats. Our combined product and service solutions may not always be sufficiently compelling or comprehensive for our customers’ requirements, and we may need to augment our solutions with third-party products and services. Such third-party products and services may not be available to us on commercially reasonable terms or at all. To the extent we are unable to provide our customers with compelling or comprehensive product and service solutions, we may be competitively disadvantaged and our revenues and operating results may decline. Additionally, if we are unable to achieve successful and timely implementation of these solutions, our industry reputation may be diminished and our ability to secure similar sales opportunities in the future may be impaired. The size and frequency of, and competition for, these types of sales may cause our revenues to become more variable from period to period, in which case we may fail to meet the expectations of investors and securities analysts, and the market price of our common stock may decline.

To the extent we derive significant revenues from consumer markets, we may experience lower profit margins and greater revenues seasonality.

As a result of acquisitions and new product initiatives, we derive significant revenues from sales to consumers of home video and audio products. The market for consumer video and audio products is highly competitive and changes rapidly, and we may not have sufficient skill or experience to continue to compete effectively. Additionally, competitive and consumer-driven pricing pressure may result in lower consumer profit margins that could lower our overall profit margins. Similarly, our revenues may exhibit greater seasonality because sales of consumer electronics typically increase in the latter half of the year.

Our products may, from time to time, experience quality problems that could negatively impact our customer relationships, our market reputation and our operating results.

We offer sophisticated and complex products. Our software products, as is typical of high-end software, generally include coding defects or errors, often referred to as “bugs,” which in some cases may interfere with or impair a customer’s ability to operate or use the software. Similarly, our hardware products, from time to time, may include design or manufacturing defects that could cause them to malfunction. Although we employ various quality control measures, they may be inadequate, particularly if other business considerations, such as meeting target release-to-market dates, limit the amount of time or resources available to devote to such measures. We cannot be certain that we will be able to detect or remedy all such defects that may exist in our products. Any such defects could result in loss of customers or revenues, delays in revenue recognition, increased product returns, damage to our market reputation and significant warranty or other expense.

A catastrophic event may significantly limit our ability to conduct business as normal.

We operate a complex, geographically dispersed business, which includes a significant personnel and facilities presence in California near major earthquake fault lines. Disruption or failure of our networks or systems, or injury or damage to our personnel or physical infrastructure, caused by a natural disaster, public health crisis, terrorism, cyber attack, act of war or other catastrophic event may significantly limit our ability to conduct business as normal, including our ability to communicate and transact with our customers, suppliers, distributors and resellers, and negatively impact our revenues and operating results. The threat or occurrence of a catastrophic event may create additional economic and political uncertainties that could adversely affect our business and the markets in ways that cannot be predicted. We are predominantly uninsured for losses and disruptions caused by such catastrophic events, and we may not have a sufficiently comprehensive enterprise-wide disaster recovery plan in place.

Our success depends in part on protecting our proprietary technology from third-party infringement and misappropriation.

Our ability to compete successfully and achieve future revenues growth depends in part on our ability to protect our proprietary technology. Software piracy is an ongoing concern for us, particularly with respect to our consumer products, where we have limited ability to track license usage and transfers. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We also design some of our products to include anti-piracy features, such as required hardware components or security keys. These legal and security practices may prove to be inadequate or subject to circumvention. Additionally, the laws of certain countries in which we operate may not protect our proprietary technology to the same extent as do the laws of the United States. The unauthorized use or copying of our proprietary technology results in lost revenues to our business, and enforcement actions or litigation that we may pursue to protect our technology may be costly and time-consuming.

Our products may infringe third-party intellectual property rights.

We occasionally receive communications alleging that our products infringe third-party intellectual property rights. Although our practice is to investigate the factual basis of such allegations and negotiate licenses where necessary, licenses may not be available to us on commercially reasonable terms or at all, in which case we may be required to expend considerable resources to develop a non-infringing alternative. Until we are able to develop an alternative, sales of our products may be delayed or suspended or we may be forced to distribute our products with reduced feature sets or functionality. We also may be liable to some of our customers, resellers and distributors for damages in connection with intellectual property claims relating to our products. If any of these risks were to occur, the potential harm to our business could be substantial.

Qualifying and supporting our products on multiple computer platforms is time consuming and expensive.

We devote significant time and resources to qualify and support our software products on various computer platforms, including Microsoft and Apple operating systems. To the extent that any qualified and supported platform is modified or upgraded, or we need to qualify and support a new platform, we would be required to expend additional engineering time and resources, which may add significantly to our development expenses and adversely affect our operating results.

Our use of independent contracting firms and subcontractors for certain product development and manufacturing activities may limit our control over such activities or expose us to other risks.

From time to time, we engage independent contracting firms, some of which are located in foreign countries, to perform product development activities for us to complement or support our internal development efforts. We generally own the work product developed by such firms. We also rely on subcontractors, many of which are likewise located in foreign countries, for some of our procurement and manufacturing activities. Our reliance on third parties for development and manufacturing activities may, among other risks, reduce our control over delivery schedules, order lead times, product quality and component costs.

Our revenues and operating results depend significantly on third-party reseller and distribution channels.

We distribute many of our Professional Video products, and substantially all of our Audio and Consumer Video products, indirectly through third-party resellers and distributors. With respect to our Audio and Consumer Video products, relatively few resellers and distributors account for a significant portion of our revenues. The loss of one or more of these or other key resellers or distributors may significantly reduce our revenues. Increasingly, we are distributing our products directly to customers, which could put us in competition with our resellers and distributors and adversely affect these relationships. Additionally, in response to this or similar direct sales strategies that we may undertake, or for other business reasons, resellers and distributors may choose to resell our competitors’ products in addition to, or in place of, ours. Resellers and distributors of our Audio and Consumer Video products typically have limited rights of return, as well as inventory stock rotation and price protection. Accordingly, reserves for estimated returns, exchanges and credits for price protection are recorded as a reduction of revenues upon product shipment, based upon our historical experience. To date, actual returns of our Audio and Consumer Video products have not differed materially from management’s estimates. To the extent returns of our Audio or Consumer Video products exceed such estimated levels, our revenues and operating results may be adversely impacted.

We depend on the availability and proper functioning of certain third-party technology that we incorporate into or bundle with our products.

We license third-party technology for incorporation into or bundling with our products. This technology may provide us with critical or strategic feature sets or functionality. The profit margin for each of our products depends in part on the royalty, license and purchase fees we pay in connection with third-party technology. To the extent we add additional third-party technology to our products and we are unable to offset associated costs, our profit margins may decline and our operating results may suffer. In addition to cost implications, third-party technology may include defects or errors that could adversely affect the performance of our products, which may harm our market reputation or adversely affect product sales. Third-party technology may also include open source software code that if used in combination with our own software may jeopardize our intellectual property rights. If any third-party technology license expires, is terminated or ceases to be available on commercially reasonable terms, we may be required to expend considerable resources integrating alternative technology or developing our own. In the interim, sales of our products may be delayed or suspended or we may be forced to distribute our products with reduced feature sets or functionality.

Lengthy procurement lead times and unpredictable life cycles and customer demand for some of our products may result in significant inventory risks.

With respect to many of our products, we must procure component parts and build finished inventory far in advance of product shipments. Certain of these products, particularly within our consumer markets, may have unpredictable life cycles and encounter rapid technological obsolescence as a result of dynamic market conditions. We procure product components and build inventory based upon our forecasts of product life cycle and customer demand. If we are unable to provide accurate forecasts or manage our inventory levels in response to shifts in customer demand, we may have insufficient, excess or obsolete product inventory. Insufficient product inventory may impair our ability to fulfill product orders and negatively impact our revenues. For excess or obsolete inventory, we may need to record a write-down on products and components to their realizable value, which would negatively impact our results of operations.

We purchase certain hardware components for our products from sole source suppliers.

We depend on sole source suppliers for certain key hardware components of our products. We do not generally carry significant inventories of, and may not in all cases have guaranteed supply arrangements for, these hardware components. If any of our sole source suppliers ceases, suspends or otherwise limits production or shipment of its hardware components, or adversely modifies our terms or pricing structures, our ability to sell and service our own products may be impaired. We cannot be certain that we will be able to obtain these hardware components, or acceptable substitutes, from alternative sources or that we will be able to do so on commercially reasonable terms. We may also be required to expend significant development resources to redesign our products to work around the exclusion of any hardware component or accommodate the inclusion of any substitute hardware component, in which case our operating results may suffer.

Our international operations expose us to significant exchange rate fluctuations and regulatory, intellectual property and other risks that may adversely affect our operating results.

We derive a significant portion of our revenues from customers outside of the United States. Our international sales are, for the most part, transacted through foreign subsidiaries and generally in the currency of the end-user customers. Therefore, we are exposed to the risks that changes in foreign currency could adversely impact our revenues, operating results and cash flow. To hedge against the international exchange exposure of certain forecasted receivables, payables and cash balances of our foreign subsidiaries, we enter into foreign currency, forward-exchange contracts. The success of our hedging program depends on forecasts of transaction activity in the various currencies. To the extent that these forecasts are over- or understated during periods of currency volatility, we may experience currency gains or losses. Other risks inherent in our international operations relate to, among other things, environmental laws, regulatory practices, tax laws, trade restrictions and tariffs, as well as longer collection cycles for accounts receivable and greater difficulties in protecting our intellectual property.

We are subject to risks associated with environmental regulatory compliance.

Many of our products are subject to international, federal and state laws and regulations governing the presence of chemical substances in, and the proper recycling of, such products. Our product design and procurement operations are becoming increasingly complex as we adjust to new and future requirements relating to the composition and energy consumption of our products, including similar legislation recently adopted or currently proposed in the European Union, China, Japan, Korea and various states within the United States. Our potential liability resulting from environmental legislation may be substantial and may have an adverse effect on our operating results.

Our websites may subject us to legal claims that could harm our business.

Some of our websites provide interactive information and services to our customers, including content generated or posted by members of the public. To the extent that materials may be posted on or downloaded from our websites and distributed to others, we may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other theories of liability based on the nature, content, publication or distribution of such materials. In addition, we may also be subject to claims for indemnification by end users in the event that the security of our websites is compromised. Our websites are available on a worldwide basis and may potentially be subject to a wide variety of international laws. The potential impact of these risks on our business could be substantial.

If we experience problems with our third-party leasing program, our revenues may be adversely impacted.

We have an established leasing program with a third party that allows qualified customers to finance purchases of our products. If this program ended abruptly or unexpectedly, some customers would likely be unable to purchase our products unless or until they were able to arrange for alternative financing. To the extent such customers were precluded from, or delayed in, making product purchases, our revenues may decline.

The market price of our common stock has been and may continue to be volatile.

The market price of our common stock has experienced volatility in the past and may continue to fluctuate substantially in the future in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	period-to-period variations in our revenues or operating results;
•	our failure to accurately forecast quarterly or annual revenues or operating results;
•	shortfalls in our revenues or earnings compared to expectations;
•	changes in investors’ perceptions of us or our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	shifts in markets or demand for our products;
•	our ability to develop and market new or upgraded products on a timely basis;
•	changes in our relationships with suppliers, resellers, distributors or customers;
•	our commencement of, or our involvement in, litigation;

•	changes to our board of directors or management;
•	the volume of shares of our common stock available for public sale;
•	short sales, hedging or other derivative transactions involving shares of our common stock;
•	shifts in financial markets;
•	changes in governmental regulations; and
•	global macroeconomic conditions.

Additionally, broader financial market trends may negatively affect the market price of our common stock, regardless of our operating performance.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of the shares of common stock offered pursuant to this reoffer prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by that stockholder.

SELLING STOCKHOLDERS

The 150,000 shares of common stock to which this reoffer prospectus relates comprises 150,000 restricted shares and are being registered for reoffers and resales by the Selling Stockholders named below, who acquired the shares pursuant to one of our “employee benefit plans” as that term is defined in Rule 405 of Regulation C under the Securities Act. The Selling Stockholders may resell all, a portion, or none of the shares from time to time.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individual is one of our affiliates.

Information regarding the Selling Stockholders, including the number of shares offered for sale, may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. The address of each Selling Stockholder is c/o Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, MA 01876.

Name of Selling Stockholder	Position with Avid Technology, Inc.	Number of Shares Beneficially Owned	Number of Shares Covered by this Reoffer Prospectus	Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
Gary C. Greenfield	Chairman and Chief Executive Officer	100,000	100,000(1)	0	0%
Kenneth A. Sexton	Executive Vice President and Chief Administrative Officer	--	50,000(2)	--	0%

(1)    Represents restricted shares of common stock that shall vest as follows: 25% of the shares on January 1, 2009 and thereafter in equal quarterly installments of 6.25% until fully vested on January 1, 2012, as long as Mr. Greenfield is employed by us on each such vesting date.

(2) Represents restricted stock units that shall vest in equal 6.25% increments every three months, as long as Mr. Sexton is employed by us on each such vesting date.

Any Selling Stockholder may from time to time sell under this reoffer prospectus any or all of the shares of common stock owned by him. The information included in the table assumes that each Selling Stockholder will elect to sell all of the shares set forth under “Number of Shares Covered by this Reoffer Prospectus.”

PLAN OF DISTRIBUTION

The shares of common stock covered by this reoffer prospectus are being registered by us for the account of the Selling Stockholders.

The shares of common stock offered under this reoffer prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in or one more transactions on the NASDAQ Global Select Market or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of shares, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock to which this reoffer prospectus relates. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling the shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold under this reoffer prospectus, the Selling Stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares offered under this reoffer prospectus.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by the registration statement of which this reoffer prospectus forms a part.

EXPERTS

The December 31, 2007 and 2006 consolidated financial statements of Avid Technology, Inc. appearing in Avid Technology, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Avid Technology, Inc. for the year ended December 31, 2005 included in Avid Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVID TECHNOLOGY, INC.

150,000 Shares

of

Common Stock

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The following documents, which are on file with the SEC, are incorporated in this registration statement by reference:

(a)           The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)           The description of the securities contained in the registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article SIXTH of the registrant’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

Article ELEVENTH of the Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the registrant or by virtue of his serving, or agreeing to serve, at the request of the registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection with any action by or in the right of the registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the registrant or by virtue of his serving, or agreeing to serve, at the request of the registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Board of Directors of the registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

Article ELEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

The Registrant has a Directors and Officers liability policy that insures the Registrant’s officers and directors against certain liabilities.

Item 7. Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to the reoffer prospectus were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1.	Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.            Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tewksbury, Massachusetts, on this 29th day of February 2008.

AVID TECHNOLOGY, INC.
By:	/s/ Joel E. Legon Joel E. Legon Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint Joel E. Legon and Paige Parisi, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary G. Greenfield Gary G. Greenfield	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 27, 2008
/s/ Joel E. Legon Joel E. Legon	Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2008
/s/ Nancy A. Grant Nancy A. Grant	Vice President and Corporate Controller (Principal Accounting Officer)	February 27, 2008
/s/ George H. Billings George H. Billings	Director	February 27, 2008
/s/ Elizabeth M. Daley Elizabeth M. Daley	Director	February 27, 2008
/s/ John V. Guttag John V. Guttag	Director	February 27, 2008
/s/ Nancy Hawthorne Nancy Hawthorne	Director	February 27, 2008

_______________________ Louis Hernandez, Jr.	Director	__________________
/s/ Youngme E. Moon Youngme E. Moon	Director	February 27, 2008
/s/ John H. Park John H. Park	Director	February 27, 2008

INDEX TO EXHIBITS

Number	Description
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)